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                                                                     EXHIBIT 3.6

                            CERTIFICATE OF CONVERSION
                FROM A CORPORATION TO A LIMITED LIABILITY COMPANY
                 PURSUANT TO SECTION 266 OF THE DELAWARE GENERAL
                                 CORPORATION LAW


         1. The name of the corporation is HORNBECK-LEEVAC Marine Operators, Inc. The corporation was originally incorporated under the name HV Marine Operators, Inc.

         2. The date on which the original Certificate of Incorporation was filed with the Secretary of State is June 2, 1997.

         3. The name of the limited liability company into which the corporation is herein being converted is HORNBECK-LEEVAC Marine Operators, LLC.

         4. The conversion has been approved in accordance with the provisions of Section 266.

         5. This limited liability company will be governed by the terms of the Certificate of Formation.


                                   By: /s/ JAMES O. HARP, JR.
                                      ------------------------------------------
                                      James O. Harp, Jr.
                                      Vice President & Chief Financial Officer